UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                November 2, 1998
                                ----------------
                        (Date of earliest event reported)

Commission File Number: 0-18201
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                             EQUIVEST FINANCE, INC.
                             ----------------------
             (Exact name of Registrant as specified in its charter)

Florida                                                              59-2346270
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(State or other jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or organization)

2 CLINTON SQUARE, SYRACUSE, NEW YORK                                       13202
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(Address of principal executive offices)                              (Zip code)

Registrant's telephone number, including area code: (315) 422-9088


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                      INFORMATION TO BE INCLUDED IN REPORT

Item 1. Changes in Control of Registrant

        Not Applicable.

Item 2. Acquisition or Disposition of Assets

        Not Applicable.

Item 3. Bankruptcy or Receivership

        Not Applicable.

Item 4. Changes in Registrant's Certifying Accountant

        Not Applicable.

Item 5. Other Events

                             Equivest Finance, Inc.
                         Announces Third Quarter Pre-Tax
                          Income Rises 230% on Revenue
                                Increase of 104%

      Syracuse, New York, November 2, 1998. Equivest Finance, Inc. (NASD:EQUI) today announced that, based on preliminary data, the company expects substantially increased revenues and income for the quarter ended September 30, 1998 compared with the same period last year. For the three months ended September 30, 1998, Equivest expects to report pre-tax income of $2.1 million, up 230% from $600,000 in the year earlier quarterly period. Total revenues are expected to reach $7.9 million, an increase of 104% from the year earlier period, while total expenses are expected to be $5.8 million, an increase of 79% from the third quarter 1997. The increases in revenue and expense reflect in part the acquisition of Eastern Resorts Corporation, which closed on August 28, 1998.

      The company's net income after tax is expected to be $1.2 million, up 94% over the year earlier period total of approximately $600,000. Due to utilization of net operating loss carryforwards in 1997, the company was able to shelter substantially all its 1997 income from federal income taxes. By contrast, the 1998 third quarter results are fully taxed.

      For the nine-months ended September 30, 1998, Equivest expects pretax income of $6.2 million, compared with $2.4 million for the comparable period in 1997, an increase of 157%. For the nine-months ended September 30, 1998, Equivest's total revenues are expected to reach


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$18.2 million, up 58% over the nine-month period in 1997. Total expenses are expected of $12 million, up 32% from $9.1 million in the year-earlier period.

      Equivest expects net income after tax during the nine-month period of $3.9 million, compared with $2.2 million in 1997 when the company was able to utilize NOLs. Thus, after the transition from the availability of NOLs to a fully-taxed status, Equivest expects to report that after tax net income rose 75% during the nine-months ended September 30, 1998, compared with the prior year. Essentially all the growth in pre and post tax net income for the three months and nine-months ended September 30, 1998, came from increased profits at Resort Funding, Inc., Equivest's 100% owned subsidiary.

      Diluted earnings per share are expected to be approximately $.05 for the three months ended September 30, 1998, compared with diluted earnings per share of $.03 for the same period in 1997. Diluted earnings per share for the nine-months ended September 30, 1998, are expected to be approximately $.15, compared to $.10 for the comparable period in 1997.

      Richard C. Breeden, Chairman and CEO of Equivest, stated that "Our third quarter results reflect in part the acquisition of Eastern Resorts Corporation in late August of this year, and in part the continuing strong performance of Resort Funding. Even though third quarter results only include Eastern Resort's results since August 28, the impact on the Company's revenue growth has been significant."

      Breeden also commented that "To date, the integration of the two companies has been much smoother than we expected. At the same time, both Resort Funding, Inc. and Eastern Resorts had very strong third quarter results. We expect RFI's originations of new loans for the year to date through September 30 to be up 61% to $72 million, compared with $45 million in 1997. On a stand-alone basis, without considering costs associated with the acquisition, Eastern Resorts expects pretax income for the quarter ended September 30, 1998, including the time before the merger was completed, of $1.6 million, an increase of more than 80% over the comparable period in 1997."

      Separately, the Company also announced that it received Court approval of a previously-announced motion to clear title to certain financial assets where various former affiliated companies now part of the consolidated bankruptcy estate of the Bennett Funding Group held legal title or other claims or encumbrances. The Court's Order, which has become final and non-appealable, confirmed the Company's clear title to approximately $27 million in receivables without further cost to Equivest.

      The Company recently announced that it expects to hold its 1997 annual meeting on December 8, 1998 at the Long Wharf Resort in Newport, Rhode Island, subject to timely completion of its reincorporation in Delaware from its current legal domicile as a Florida corporation. In addition to normal items, shareholders will be asked to approve an increase in the number of shares authorized for issuance under the Company's stock incentive program, and to give the board of directors authority to implement a reverse stock split in the event such a split is deemed advisable in connection with the Company's planned public offering.


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      Through its wholly-owned subsidiary Eastern Resorts, the Company operates seven timeshare resorts in the New England region. Through its wholly-owned subsidiary Resort Funding, the Company also finances construction of destination timeshare resorts and the purchase by consumers of vacation ownership intervals in timeshare resorts throughout the United States and in selected foreign markets.

      Certain statements in this press release are forward-looking. These may be identified by the use of forward-looking words or phrases such as "believe," "expect," "anticipate," "should," "planned," "estimated," and "potential." These forward-looking statements are based on the Company's current expectations. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements. In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. The risks and uncertainties that may affect the operations, performance, development, and results of the Company's businesses include a downturn in the real estate cycle, lack of available qualified prospects to tour the Company's resorts, competition from other developers, lack of appropriate sites for future developments, failure to complete construction in a timely and cost-efficient manner, or other factors which result in lower sales of vacation ownership interests, possible financial difficulties of one or more of the developers with whom the Company does business, including the risk of carrying non-performing assets or losses if defaulted loans prove to have insufficient collateral backing, fluctuations in interest rates, prepayments by consumers of indebtedness, inability of developers to honor replacement obligations for defaulted consumer notes, and competition from organizations with greater financial resources.

Contact: Alan Eisner or Alexander Caswell of Regan Communications at
617-742-8180.

Item 6. Resignation of Registrant's Directors

        Not Applicable.

Item 7. Financial Statements and Exhibits

        Not Applicable.

Item 8. Change in Fiscal Year

        Not Applicable.

Item 9. Sales of Equity Securities Pursuant to Regulation S

        Not Applicable.


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                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    EQUIVEST FINANCE, INC.


Date: November 6, 1998              By: /s/ Gerald L. Klaben, Jr.
                                       -----------------------------------------
                                    Name: Gerald L. Klaben, Jr.
                                    Title: Senior Vice President and Chief
                                           Financial Officer


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